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Kandi Technologies Group, Inc.

Full Year 2016 Financial Results Call

March 16, 2017

C O R P O R A T E   P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Hu Xiaoming, Chairman, Chief Executive Officer

Mei Bing, Chief Financial Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Ted Schwartz, TAS Associates

Robert Lempert, Private Investor

Steve Miller, Private Investor

Harold Gaboury, Private Investor

Arthur Porcari, Corporate Strategies

Michael Fearnow, Focustech Ventures

Peter Dalrymple, LTD Investments

Charles Peek, Peek Performance

Walter Hill, Carty & Company

Frank Blatterman, Private Investor

John Neff, Parato Partners

P R E S E N T A T I O N

Operator:

Greetings, and welcome to the Kandi Technologies Full Year 2016 Financial Results Call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to Kewa Luo, Investor Relations Director. Please go ahead.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Kewa Luo:

Thank you operator. Hello everyone, and welcome to Kandi Technologies Group’s Fourth Quarter and Full Year 2016 earnings conference call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com. With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Mei Bing. Both will deliver prepared remarks, followed by a question and answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Ladies and gentlemen, thank you for joining our Full Year 2016 Earnings Conference Call. Today, we will discuss our financial results and recent business development.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

2016 was a challenging year for us. Compared to the all-time high Electric Vehicles sales we recorded in 2015, our net sales and profitability decreased in 2016. This decrease was the result of confusion surrounding EVs manufactured and sold by the JV Company during 2013 and 2014 that used the reusable battery exchange model.

These issues have since been properly resolved after the several conversations with the relevant regulatory authorities. Although the Chinese government’s EV subsidy review has now been finalized, it had a negative effect on our business in 2016.

However, despite these setbacks, the Company has continued to put forth its best efforts to improve its products and its business. We are also excited about progress that we have made in the recent quarters

Hu Xiaoming:

(Foreign language spoken)

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Kewa Luo:

Our JV Company still managed to beat our fourth quarter guidance of 2000-2200 EV products by more than 30% and sold 2,764 EV products. For the full year 2016, the JV Company sold a total of 10,148 EV products, which comprised 4,766 EV products through the Micro Public Transportation program and 5,382 EV products through the direct distribution channels.

Our EV parts sales in 2016 were impacted negatively because of the decrease in EV products sales. We believe the decline in sales is temporary and the management team has tried the best to maintain the market competitiveness.

Meanwhile, we are working diligently to mange expenses efficiently, but also exploring strategic initiatives and opportunities to boost the EV products sales.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

In November of last year, Kandi's wholly-owned subsidiary Kandi Hainan received a second subsidy payment of RMB ¥100 million, approximately US $14.5 million from the Hainan provincial government for research and development expenditures for a new EV model. The subsidy payment is a strong indicator of the Hainan government's general support for our Hainan EV project.

We are pleased of our progress that we have made since the beginning of this year. The JV company's two Global Hawk EV models, JL7001BEV18, known as Kandi model K11, and SMA7001BEV25, known as Kandi model K17, have been included in 2017's first and second directories of recommended models for energy saving and new energy vehicle demonstrations and promotions issued by the Chinese Ministry of Industry and Information Technology.

We believe that our inclusion in these directories has laid a solid foundation for the JV company's business growth in 2017. The new directories are as a result of a recently increased technical requirement for EVs. All EV products require certain modifications in order to be approved in the new MIIT directories.

Now, the purchasers of our two Global Hawk EV models will be eligible to receive central government subsidies. We expect that the rest of our EV models will eventually obtain MIIT recommendations.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

This month, our wholly-owned subsidiary Yongkang Scrou successfully launched its next generational advanced drive motor, which achieved higher output efficiencies and rated power at roughly the same cost of production. The JV company expects to purchase more than 20,000 next generation drive motor units from Yongkang Scrou in the second half of 2017.

The new motor will help enhance our product's capabilities and increase its competitive advantages while maintaining effective cost controls.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

In addition, with our continuous innovation, we are going to introduce a new business model that is able to solve the common few misunderstandings regarding EV development, reduce the city's three drivers of resources waste, ease the city's four major crises, and breakthrough five EV development barriers in order to further develop and improve the urban micro public transportation, MPT program, into the global cost share model.

The Company will utilize the six innovational concepts, which are: no charging stations, no charging needed, no staff attendance, no place restricted, no mileage to be worried, and no environmental pollution.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Now, I would like to turn the call to our Chief Financial Officer, Mr. Bing Mei, to give you more details on our financial highlights.

Mei Bing:

Thank you, Mr. Hu, and hello to everyone on today's call. Now, I would like to provide a brief overview of our financial results for the full year 2016. Please note, all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through the full year 2016 financial results. Total net revenue in 2016 was $129.5 million, a decrease of 35.6% from $201.1 million in 2015. The decrease in revenue was mainly due to the decrease of sales volume to the JV company.

EV parts sales were approximately $120.1 million in 2016 or 92.7% of our total net revenue, a decrease of 38.8% as compared to 2015.

Our cost of goods sold in 2016 was $111.8 million, a decrease of $60.9 million, or 35.3% from $172.6 million in 2015. These decreases were primarily due to the corresponding decrease in sales resulting from weak demand for our EV parts by the JV Company.

Gross profit in 2016 was $17.7 million, a decrease of 37.6% from $28.4 million in 2015. Gross margin in 2016 decreased to 13.7% from14.1% in 2015. The moderate decrease of gross margin was due to less profitable off-road vehicles sales this year.

Total operating expenses in 2016 were $48.7 million, an increase of $16.3 million from $32.4 million during last year. Total operating expenses included $26.5 million in research and development expenses, compared with $3.5 million in 2015. Excluding research and development expenses, our operating expenses in 2016 were $22.2 million, compared with $28.9 million in 2015, which is actually a 23.0% decrease.

Net loss in 2016 was $6.5 million compared with net income of $14.7 million in 2015. The decrease in net income was primarily attributable to decreased revenue and gross profits, the JV Company’s net losses, and significantly increased R&D expenses to prepare the Company for future business growth.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Non-GAAP net income in 2016 was $4.6 million, an 83.8% decrease from $28.5 million in 2015. The decrease in non-GAAP net income was mainly due to the decline in revenue growth, and a GAAP net loss from the JV Company.

Let me touch on the JV’s financials now:

For the full year 2016, the JV Company’s net sales were $179.3 million, gross profit was $19.3 million, and net loss was $14.2 million.

Gross margin in 2016 was 10.8% compared with16.4% in 2015. The margin decrease in 2016 was mainly due to the decrease in the production volume.

We accounted for our investments in the JV Company under the equity method of accounting as we have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s loss for $7.1 million for the full year 2016. After eliminating intra-entity profits and losses, our share of the after tax loss of the JV Company was $7.3 million for the full year 2016.

Next, I will review the Company’s cash flow:

In 2016, cash used in operating activities was $49.5 million, as compared to cash used in operating activities of $6.4 million in 2015. The major operating activities that provided cash for 2016 were an increase in accounts payable of $112.2 million and a decrease in due from related parties of $28.7 million. The major operating activity that used cash for 2016 was an increase in accounts receivable of $41.0 million, an increase in other receivable of $43.7 million and an increase in receivables from the JV Company of $112.0 million.

Cash derived from investing activities for 2016 was $1.0 million, as compared to cash used in investing activities of $4.3 million for 2015. Cash derived from investing activities for 2016 was primarily the result of repayment of notes receivable of $ 10.3 million. Cash used for investing activities for 2016 was primarily the result of purchase of construction in progress of $6.0 million and short term investments of $3.1 million.

Cash derived from financing activities for 2016 was $44.8 million, as compared to cash used for financing activities of $1.0 million for 2015. Cash derived from financing activities for 2016 was primarily the result of proceeds from short-term and long-term loans of $65.9 million. Cash used in financing activities for 2016 was primarily the result of repayments of short-term loans of $35.8 million.

Finally, I like to report the material weakness in the internal control assessment.

Management conducted an assessment of the effectiveness of our system of internal control over financial reporting as of December 31, 2016. Based on management's evaluation under the 2013 COSO framework, management identified certain material weaknesses existed as of December 31, 2016 in the Company’s internal control over financial reporting, principally related to the Company’s period-end financial reporting at the operational level. Management has been actively engaged in the planning for, and implementation of, remediation efforts to address the material weaknesses. The remediation efforts are intended both to address the material weaknesses and to enhance the Company’s overall financial control environment.

This concludes my prepared remarks for the full year 2016. Operator, now the management team is ready to take some questions, please.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Operator:

Thank you. At this time, we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad, and a confirmation tone will indicate your line is in the question queue. You may press star, two if you’d like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Once again, that'll be star, one to ask a question.

That'd be star, one to ask a question.

Thank you. Our first question is from Ted Schwartz with TAS Associates. Please go ahead with your question.

Ted Schwartz:

Short sellers and some of the detractors are convinced that Kandi cannot maintain carrying the high level of uncollected receivables without doing some kind of an equity financing. Are there any plans afoot in case the subsidies continue to be delayed, to have the joint venture raise capital so that they can pay Kandi the large amount of receivables owed to them?

Kewa Luo:

Thank you.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

We think the payment will start being paid gradually in 2017, hopefully going to be soon, which will help solve the uncollected receivables you mentioned.

Currently, we don't have any financing plan. Kandi and the JV company’s current cash flow are sufficient for the business operation for now.

Ted Schwartz:

All right, so there are no plans currently to do any kind of financing as you've—for the joint venture, I presume.

Kewa Luo:

No. Both Kandi and the JV company don't have any plan to do any financing right now.

Ted Schwartz:

Thank you very much.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Kewa Luo:

Thank you.

Operator:

Thank you. Our next question is from the line of Robert Lempert, a private investor. Please go ahead with your questions.

Robert Lempert:

Good morning. Before my first question, I just wanted to commend you on your integrity and innovation. As an American investor, I appreciate your leadership.

Now, to my question. In the 2016 Letter to Shareholders in December, Mr. Hu said he was going to target about 40,000 units in 2017, this before the PRC surprised the electric vehicle industry with new rules. Assuming subsidy payments come soon, is this 40,000 level still achievable, based on expected market demand?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

After we shared our vision for achieving the production of 40,000 units in the Letter to Shareholders, the government revised the subsidy policy and published the increased technical requirements for EV receiving government subsidy at the end of 2016. Therefore, the industry is still digesting these new changes in the first quarter of 2017, but I believe as the government subsidiary review was properly resolved, the subsidy payment schedule will be back on track this year. Our JV company's business will also regain sales growth momentum gradually.

What I can say is we will try our best to do our work for this year.

Robert Lempert:

Okay, thank you.

Kewa Luo:

Thank you.

Operator:

Our next question is from the line of Steve Miller, a private investor. Please proceed with your questions.

Steve Miller:

Good morning, Kewa. I've got a series of questions on the subsidy payments that are owed, the Kandi-Geely holdings EV JV, and I'll ask each one individually to make it easy for you to translate and get Mr. Hu's response.

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The first one is, is this an industry-wide delay or is it just Kandi-Geely JV?

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

The delay for the 2015 subsidy payment is an industry-wide delay, so not just to the joint venture company. Some companies may have already received a subsidy payment for sales in 2015, and in fact, the JV company also received the advanced payment of over ¥300 million RMB back in March of 2015. We believe we are going to receive the rest of the payment for the sales in 2015 very soon.

As far as the sales in 2016, the subsidy payment hasn't even started to pay yet in the entire industry, which I also believe is going to start soon. We shouldn't be waiting for too long.

Steve Miller:

All right. Then my question is, is there any chance the government's never going to make, or further reduce, cash payments owed?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Our EV sales in 2015 and '16 are up to the government subsidy standard, so I don't think the amount is going to be reduced. However, it's going to take a longer time to receive them.

I believe that the payment is going to be, again, paid gradually in 2017. So, it's really just a matter of time, not a matter of whether they are going to reduce the amount of the payment they are going to pay to the Company.

Steve Miller:

So, does that mean that you don't know if, when the payments begin, if they're all going to be paid at the same time, or if there's going to be a schedule for those repayments?

Kewa Luo:

(Foreign language spoken)

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Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

In my opinion, I think it's going to start very soon. Based on our previous experience, I expect that all the past due payments will be paid in several installments. It won't be paid at the same time.

Steve Miller:

Okay, and approximately how much total in US dollars is the JV now owed?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Probably about in US dollars $160 million.

Steve Miller:

Okay. I believe the JV debt to Kandi is well over $125 million. When the payment is made to the JV, what percent of the proceeds are you anticipating the JV's going to transfer to Kandi to reduce Kandi's receivables?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Since JV company is the subsidiary of Kandi Vehicle, I believe if the JV company receives the subsidy payment, they will prioritize the delivery of accounts payable to Kandi Vehicle. Regarding to what kind of percentage, I believe it's going to be the big percentage that they're going to pay to the Company, Kandi Vehicle.

Steve Miller:

Okay, and can Kandi and/or the JV borrow against the subsidy receivables from banks, have you folks given any thought to that?

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Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

The answer is yes, we can borrow against the subsidy receivables. However, we haven't done that because we have multiple factories and lands that can be pledged. That's why we haven't really used the subsidy receivables to borrow against.

Steve Miller:

Okay, great. Then I've got one more question unrelated to subsidies. When do you anticipate the restatements are going to be filed, and am I accurate to conclude that the SEC would not have permitted you to file full 2016 results today if the restatements would impact in any way the reported results?

Kewa Luo:

Can you repeat the last one, the SEC—what?

Steve Miller:

Yes. My question was, basically, when are you anticipating that the restatements are going to be filed, and am I accurate to conclude that the SEC would not have permitted you to file today's full 2016 results if the restatements were going to impact in any way your reported results?

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

Mei Bing:

Okay. Yes, we will restate our previous years, the financial statements for the year ended December 31, 2015 and 2014, and the first three quarters in 2016, in this upcoming 2016 Annual Report.

So, in other words, we will include all those restatements in this upcoming 10-K. We will file it today.

Steve Miller:

Okay.

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Kewa Luo:

(Foreign language spoken)

Mei Bing:

As disclosed in the Company’s Form 8-K filed with the SEC several days ago, management identified certain areas that require adjustments in the Company’s previously issued financial statements during preparation of this Annual Report, as well as during the course of the preparation of responses to the comments from the SEC. The Restatements include separate audited financial statements for the JV Company and include adjustments to correct the classification of notes receivables and notes payables in the statements of cash flows in previous relevant years, the revision in our financial statement presentation to separately identify certain accounts on the face of Balance Sheets and Income Statements in previous relevant years, the amendments to certain previously disclosed amounts and disclosures in Note 18 – Taxes, and the corrected amount of previously disclosed construction -in-progress in Note 16 - Construction-in-Progress of the Notes to our Consolidated Financial Statements.

Steve Miller:

Thank you, that's… Go ahead.

Mei Bing:

The restatements had no effect on net income.

Steve Miller:

Okay, thank you. That's all my questions. Thank you very much.

Kewa Luo:

Thank you, Steve.

Operator:

Our next question is from the line of Harold Gaboury, a private investor. Please go ahead with your questions.

Harold Gaboury:

Hi. In early 2016, Mr. Hu gave a Keynote speech in China. His expectations with the problems ahead in 2016 based on government inconsistencies and in their regulations. How does Mr. Hu now feel about JV sales in 2017 and forward?

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Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I believe the government will effectively regulate the industry and improve the existing weaknesses. There have been a lot of policy changes, and from all these changes, I believe that the Management team has gained more experience about how to develop the business to adapt to the environment, so that the development of China's renewable energy vehicle industry, I believe, will be accelerated in the future.

Harold Gaboury:

Hello?

Kewa Luo:

Hello?

Harold Gaboury:

It doesn't address how—he didn't address, though, how he sees sales for 2017 and forward.

Kewa Luo:

(Foreign language spoken). Are you talking about the sales of Kandi or sales in general in the industry?

Harold Gaboury:

Sales in Kandi, the sales in cars for Kandi, for 2017 and after. How does he…

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Like I mentioned earlier, because of the constant changes from the government in regards to the subsidy policy and to the regulations, we are trying to adjust to these changes and I only can promise that we will do our best to do the work. I believe this year, we're going to be back to the leading position in the market.

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Harold Gaboury:

Thank you.

Kewa Luo:

Thank you.

Operator:

Our next question is from the line of Arthur Porcari with Corporate Strategies. Please go ahead with your question.

Arthur Porcari:

Mr. Hu, congratulations, we've made it ten years as a listed US Company.

Let me first just ask—make a couple of comments about the reported results and then I have two questions having to do with the new motor and the special EV license.

As far as these numbers are concerned, we didn't have a lot of time to review them but I have to admit that increasing the working capital by $21 million in the fourth quarter, to almost $2 a share, would be enviable by any Company. Also impressive is that Kandi would have been GAAP profitable if it had not had to take half of the $14 million loss of the JV. So, Kandi's business itself obviously stayed impressively strong in spite of all the problems.

To paraphrase…

Kewa Luo:

Okay, let me translate so far. (Foreign language spoken) Go ahead, Arthur.

Arthur Porcari:

To end that portion, to paraphrase Mark Twain, the year-end results purely prove the reports that Kandi's imminent demise has been greatly exaggerated.

Anyway, let me go on and ask the question specifically, about the next gen EV motor. Mr. Hu has said in a prior press release that he anticipated sales in the second half of this year of this new motor of about 20,000 units would be sold to the JV in the second half of 2017.

Here's my three specific questions: has the motor already been approved by the government, and does it itself have subsidy credit?

Two, why is it better than existing motors? Are there different versions of it for different JV EVs?

Three, what is the expected unit sales price for this new motor, and will it be available to third-party sales?

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Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

To answer your questions, right now, in order to install the new motor into our JV company’s EVs, it does need applications and the application is actually already in the process. I don't think there's any problem for being approved, and once approved, I believe that it will be entitled to receive some sort of a government subsidy credit as well.

These next generation drive motor achieve higher output efficiencies through improved design processing and the use of advanced materials, all of which reduce the loss of electromagnetic energy, heat energy and mechanical energy.

For example, it used to be 18 to 30 kilowatts. Right now, the new motor can achieve 25 to 40 kilowatts, which means that the EV drive system efficiency will be increased by 10% to 15% and at the same time, the energy consumption will be saved by at least 10% to 15%.

The price for this new drive motor is similar to the previous one, so if the production capacity is allowed, it can be available for the third-party sales.

Arthur Porcari:

Okay. Since the last conference call, six more special EV licenses have been awarded to various companies. All of these companies have production capacity less than the current JV company. Each of these companies have had less total EV sales to-date and at least three of these haven't settled for subsidy discrepancies with the government and last year's investigation.

Can you explain why the Kandi-Geely JV has not yet been given this license, and maybe if we anticipated how soon we may get one?

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I have to say, last year, as you know, we have been focused on the discussion with the government to solve the confusion surrounding the EV manufacturer in 2013 and 2014, so we really haven't focused on…

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Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken). Arthur, can you hear me? Hello?

Arthur Porcari:

Yes, I can hear you.

Kewa Luo:

Oh, okay.

(Foreign language spoken)

So, last year, we have been focusing a lot of energy on solving the confusion issues with the government, so we haven't really followed closely on the EV license. But, as for now, in fact 15th of this month, we have submitted the material to the National Development and Reform Commission and we believe they have started reviewing our material. I think our hard work will deserve a positive result.

Arthur Porcari:

Oh, that's good. I want to just get back to my first question on the EV motor, maybe I missed it. Did Mr. Hu say how much these units are going to sell for? In other words, if we sell 20,000 motors, these will be actual Kandi, 100% Kandi sale. How much would that equate to, or how much per motor would it equate to?

Kewa Luo:

Can you say one more time, out of 20,000 how much will be to Kandi?

Arthur Porcari:

Yes, assuming that we do the 20,000 new motors in the second half of the year, in dollar value, how much will that be worth to Kandi, and of course, that is Kandi's own revenues, not to be split with the JV. Effectively, I'm asking, how much per unit on average will one of these motors sell for?

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

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Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I don't have an exact figure, but approximately ¥3,000 RMB per motor. That's the sale price, but don't quote me on that. It's not a very accurate figure.

Arthur Porcari:

Okay, thank you very much.

Kewa Luo:

Thank you.

Operator:

Our next question is from the line of Michael Fearnow with Focustech. Please proceed with your questions.

Michael Fearnow:

Yes, I would like to address Kandi's relationship with Li Shufu, who is of course your 50% equity owner in the JV. As I think most people know, Li Shufu has been quite successful in the auto industry, turning around Volvo, as its owner, and black cab as the owner, as well as of course his 43% owner in Geely Auto.

My question addresses, to the future relationship with Li Shufu beyond just an investor partner. Can you give some information on the expected synergies or joint opportunities that Li Shufu will bring to the table?

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I want to say the JV is owned by Kandi and Geely, so it's not just up to Geely. I believe that we both, two parties will be working hard together. We do remain very optimistic about joint ventures business in the future.

Michael Fearnow:

Can you give any specifics as to types of opportunities that Mr. Hu sees in working with Li Shufu?

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Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Sorry, Michael. Mr. Hu has trouble hearing me, but let me try again.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

Michael Fearnow:

Do you need the question again?

Kewa Luo:

Oh, no, I can hear you, but for some reason China side cannot hear me clearly.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I cannot tell you many details, but to give you a few examples, for the JV license application, Li Shufu has been very helpful working on getting the joint venture to receive the license approval. Besides that, whenever we need any technology or innovation assistance from Geely's existing technology, they are also being very supportive. That's all I can share with you now.

Michael Fearnow:

Thank you.

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Operator:

Our next question is from the line of Peter Dalrymple with LTD. Please go ahead with your questions.

Peter Dalrymple:

Hey, it was good to see that Kandi's past two best-selling EVs, the K17 and the K11, have been approved by the government. But the new K12 and the new K21, when do you expect that they will be approved?

Kewa Luo:

Thank you for your question.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

That application for model K12, since we used the new battery, it has already been submitted. We believe it will be included in the next MIIT approval directory. For K21, we are still working on the model so it's going to be taking a while.

Peter Dalrymple:

Will it be this year?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

It's hard to say, because K21 originally we were going to use for online ride-hailing services, like Uber type of car service. So, there were a lot of things we need to adjust, but we are trying to get it done. But I cannot guarantee when that can be done.

Peter Dalrymple:

Thank you.

Kewa Luo:

Thank you.

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Operator:

Our next question is from the line of Charles Peek, Peek Performance. Please go ahead with your questions.

Charles Peek:

Yes Kewa. For 2016, many of the other auto makers that sell both EV and ICE cars like BYD maintained their record EV sales, presumably by prefunding their own subsidies. Was the JV's lack of these other cash flows the primary reason for the large reduction in the 2016 sales, or were other factors unique to the JV?

Kewa Luo:

Okay, thank you for your question.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I would think the primary reason would be the confusion from the government regarding to the reusable battery model we had on the EV back in 2013 and 2014. So, it's really the question around this model we used to have. It is the fact that the subsidy payment delay has made a very negative impact on our production and sales in 2016, as well as our cash flow. But however, as the government subsidiary review finally got properly resolved, and the subsidy payment is also expected to be paid and back on the normal schedule this year.

I believe the JV company's business will regain sales growth and momentum going forward this year.

Charles Peek:

Okay, Kewa. If for some reason the government continues to delay those subsidy payments, would we look at borrowing money against facilities or other ways of borrowing money to go ahead and get the sales momentum going while we're waiting for the subsidies, or when do you feel like we need to wait?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

According to the source, we have come to understand that the government will start paying, so it won't be delayed for too long. Meanwhile, we also have been fully prepared to be back on track for the production and sales. That's going to be the plan.

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Charles Peek:

All right. Thank you, Kewa.

Kewa Luo:

Thank you.

Operator:

Our next question is from the line of Walter Hill, a private investor. Please proceed with your questions.

Walter Hill:

Last December, three officer directors bought over a third of a million open market Kandi shares for approximately $1.5 million. Mr. Hu alone bought over 322,000 for over $1.5 million at an average price of about $4.84, well above the current market price, and he did this just before the year-end government's restriction period. These were the first insider purchases since a small purchase by Mr. Hu in 2012, and each of—nobody sold any shares.

They should all be commended for this strong showing in the confidence in the Company with a short few week window before the Q1 blackout allowing insider purchases. Now open with the year-end report out, could we be seeing any more insider purchases, or when the subsidies are paid, could we even see a Company buyback?

Kewa Luo:

Thank you for your question.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

What I can say from my personal point of view, when the window is open, I'm planning to buyback more shares. I can only speak for myself, I cannot speak on behalf of others. This ultimately is an individual behavior.

Walter Hill:

Thank you.

Kewa Luo:

Thank you.

Operator:

Our next question is from the line of Frank Blatterman, a private investor. Please proceed with your question.

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Frank Blatterman:

Yes, good evening, Mr. Hu. Good morning, Kewa. I have questions regarding the facility under construction in Hainan Island. What is the completion status of the new Haikou Hainan facility, and is this facility still scheduled to start producing electric vehicles in the second quarter of 2017?

Kewa Luo:

Okay.

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

The construction for Hainan facility is on an expected schedule. I think, no problem to begin the trial production in the second quarter of 2017.

Frank Blatterman:

Well, excellent. Can you tell us, at this point, what EV will be made in this facility, or if you are not ready to disclose this yet, will it be a Kandi joint venture electric vehicle, or will it be making EVs under contract for a different company?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I can say this question has been very mysterious and many people want to know. Again, I cannot disclose any more information, but I can tell you it's going to be for sure Kandi's brand vehicles and it's going to be very well-received once this has been disclosed. We will disclose when the time is appropriate.

Frank Blatterman:

Okay. I have two other questions, they're very short. When do you expect Kandi to receive the final third of the ¥33 million RMB research and development grant from the Hainan government, and also, has it been decided whether the joint venture or Kandi will maintain ownership in this facility?

Kewa Luo:

Okay.

(Foreign language spoken)

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Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

According to the agreement, the rest of the government grant from Hainan government will be delivered a week after the EV product begins the formal production.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Okay. The last question is, when it's at a proper time, the Hainan facility will be acquired by the JV company at a reasonable price, according to the agreement signed earlier, and Mr. Hu emphasizes that it's going to be a good deal for Kandi.

Frank Blatterman:

Thank you very much.

Kewa Luo:

Thank you.

Operator:

The next question is from the line of John Neff with Pareto Partners. Please go ahead with your questions.

John Neff:

Good morning, thank you. I have two questions, one concerning the joint venture and the other one on Kandi. The first question for the joint venture, I started with a short story about the BMW (inaudible) the Chairman for 23 years, Mr. Von Kuenheim was asked about why BMW does not do joint ventures. His answer was, "Joint ventures always end up like a ham and egg venture between a pig and a chicken, whereas the pig becomes the ham and is dead, the chicken will continue to lay eggs."

My question is, in your view, which of all the small shareholders will be playing in the joint venture, the chickens or the pigs, based on all of what is happening?

Kewa Luo:

I'm not sure about your question, what you mentioned about BMW. Can you just rephrase your question one more time?

John Neff:

Yes, please. What he was talking about, the joint venture. Joint ventures are like a joint venture between a pig and a chicken, to make…

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Kewa Luo:

A pig and a chicken?

John Neff:

Pig and a chicken, to make ham and eggs. It is not a good joint venture because the pig will be dead and the chicken will be laying eggs, so with all what's happening in the joint venture, in your view, the small shareholders will they represent the pig or the chicken?

You know, are we going to die or are we going to be having a good future?

Kewa Luo:

Okay.

(Foreign language spoken)

Mei Bing:

(Foreign language spoken)

Kewa Luo:

Okay. Mr. Hu is saying that he has never, in his memory, has never made that kind of metaphor of the joint venture company. Second of all, he thinks, as a small shareholder, it should be your own decision how you should position yourself and your investment in the joint venture.

John Neff:

Okay, my last—this is really not an answer to the question. But my last question has to do with Kandi and I direct it to Mr. Hu. I am saying, Mr. Hu was the first to suggest and also to implement the revolutionary new concept, such few (inaudible) fast charging of EVs, vertical community garages, and ride share. What became of all of this, and because the small shareholder hold (inaudible) and the Board into your vision and the financial due to Company is very much hurting right now, so I have to ask you this question.

Is it not the time, now that Kandi recruits new manager, and the new Board of Directors, like what Mr. Li Shufu and Mr. Jack Ma did to capitalize on opportunities of a lifetime and they made billions out of it. Then you can focus—then Mr. Hu can focus on what he does best, which is the role of the chairman and the chief business and the product development. Otherwise, we end up going from a crisis to a crisis, and inviting all kinds of lawsuits.

My last count this morning was 17, with all of the shareholders being losers. The Company needs somebody else to look at—you know, not taking five steps backwards and half a step forward. Nobody asked this question and I'm sure Mr. Hu will evade answering this question. But I give it to him anyway.

Kewa Luo:

Okay.

(Foreign language spoken)

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Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Okay, I actually will answer your question and I don't think it's very difficult to answer. First of all, I want to say, the Company is not having a crisis. I don't think we need anyone to play magic to bring it back to life.

Like you mentioned, there have been a lot of innovations from the Company. For example, QBEx. But unfortunately, this model got a lot of confusion and a misunderstanding from the government last year which has impacted us very negatively. Fortunately, we have finally got this clarified and the government right now has already accept this kind of business model.

Starting this year, like I mentioned earlier on the conference call, we're going to have six innovation kind of concepts. So, I believe this is going to be even better, even more practical in our industry.

I want to tell you that Jack Ma is very busy. I don’t think he's interested and has the time to manage my Company, same as Li Shufu. However, both of them are very interested, are very supportive, into EV industry.

John Neff:

I think…

Kewa Luo:

Let me finish, please.

John Neff:

Okay.

Kewa Luo:

Lastly, in '13, '14, '15, Kandi has been at the leading position in the EV sales sector, and in '16, due to the misunderstanding about the usable batteries exchange, our sales declined. But, with the revised business model, I believe 2017 and '18, we have confidence that we'll be back to the leading position.

Again, during the open window, I, as an individual, I'm going to continue buyback shares. I think that will be the strongest indicator of my confidence in the Company and in the Company's business in the future.

To conclude this answer, I always welcome all the talents to join the Company together to help the Company to manage. That's all.

John Neff:

I think you misunderstood my question. I didn't mention Mr. Shufu or Mr. Ma to come and help running Kandi. I'm saying Mr. Shufu and Mr. Ma got a Chief Operating Officer to run the business, and they are the creative part of the business. All what I'm suggesting, that Mr. Hu focus on the creativity of the business and bring somebody to manage the business, because any business goes from $22 a share to $3 a share, this business is in danger.

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Mr. Hu is a part of the solution and a part of the problem. I'm telling you as a managing consultant (phon).

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

I have to say, it's always me working behind the scene when the Company's stock price from a dollar to $22. It's also me working behind the business when the stock going from $22 down to $4. Business will always experience ups and downs. I don't think it's fair for you to share your statement like that.

I do have the confidence to re-grow the business. As far as a CEO/COO you suggest, again, the Company's always welcome the talents to join as part of the management team to grow the business.

John Neff:

Thank you very much, but I really appreciate if Mr. Hu give it a thought, because I believe he is the most creative part in the EV industry but management-wise I have immedial (phon) doubt. This is why I say he's part of the solution and part of the problem. I hope the best. Thank you.

Kewa Luo:

Thank you. Operator?

Operator:

Thank you. At this time, I'll turn the floor back to Management for further remarks.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Thank you, ladies and gentlemen, for attending Kandi's 2016 Full Year Earnings Call. In closing, allow me to present the Board of Directors and the Management Team of Kandi Technologies Group to share our appreciation and reaffirm our commitment. We will continue to work diligently to position us to regain momentum and deliver long-term growth for our shareholders, by focusing on using innovation to grow our EV business strategically, while delivering strong operational results.

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Thank you very much for your support in Kandi during this difficult time in 2016. We look forward to talking with you next quarter. If you have any additional questions, please don't hesitate to contact our Investor Relations. Goodbye.

Operator:

This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.

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